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                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

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[ ] Preliminary Proxy Statement
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    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THE YACKTMAN FUNDS, INC.
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                (Name of Registrant as Specified in its Charter)

                         YACKTMAN ASSET MANAGEMENT CO.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                              YACKTMAN LETTERHEAD

                                                                October 28, 1998

Dear Fellow Stockholder:

     I'VE URGED YOU TO JOIN WITH ME IN SUPPORTING ADOPTION OF YACKTMAN'S PROPOSALS BY SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED BLUE PROXY CARD, USING THE POSTAGE-PAID ENVELOPE PROVIDED AT YACKTMAN'S EXPENSE.

     YOU'VE ALSO RECEIVED PROXY SOLICITING MATERIAL FROM THE CARLSON/MALISZEWSKI DIRECTORS, urging you to vote against adoption of Yacktman's proposals on their white proxy card, WHICH HAS BEEN PRINTED AND MAILED TO YOU AT THE FUNDS' EXPENSE.

                             IT'S ABOUT YOUR MONEY!

     I BELIEVE THIS PROXY CONTEST IS ABOUT WHO SHOULD BE MANAGING YOUR MONEY AND HOW IT IS INVESTED. When deciding how you wish to vote, you should assume that, if Yacktman's proposals are not adopted, going forward, Yacktman will not be the investment advisor to the Funds.

     IF YOU WANT YACKTMAN TO CONTINUE MANAGING YOUR FUNDS, PLEASE SIGN, DATE AND RETURN THE BLUE PROXY CARD TODAY AND NEVER SIGN OR RETURN A WHITE PROXY CARD. It's that simple.

     The Carlson/Maliszewski Directors have indicated that, under the circumstances, they are considering "the selection of a successor to Yacktman as investment advisor of your funds." They are hoping you will sign their white proxy card or that you simply won't vote, because A FAILURE TO VOTE YOUR SHARES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF YACKTMAN'S PROPOSALS.

            HOW "INDEPENDENT" ARE THE CARLSON/MALISZEWSKI DIRECTORS?

     The Carlson/ Maliszewski Directors have portrayed themselves to you as the Funds' "independent directors" and "watchdogs," continuously looking out for your best interests. While I have never disputed the desirability of independent directors, independence implies the lack of any underlying conflicts of interest, which sometimes face management directors. FOR THE REASONS DESCRIBED IN THE ACCOMPANYING MATERIAL, I DON'T CONSIDER THE CARLSON/MALISZEWSKI DIRECTORS TO BE "INDEPENDENT" AND I CERTAINLY WOULDN'T RECOMMEND THEM AS "WATCHDOGS" FOR STOCKHOLDERS OF THE FUNDS.
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     IN MY OPINION, THE CARLSON/MALISZEWSKI DIRECTORS CURRENTLY HAVE MANY
OBVIOUS CONFLICTS OF INTEREST WITH THE FUNDS' STOCKHOLDERS. I also believe that, time and time again, they have substituted their own interests for those of the Funds' stockholders, and continue to do so today.

               YACKTMAN OFFERS A PROVEN INVESTMENT TRACK RECORD.

                 THE CARLSON/MALISZEWSKI DIRECTORS OFFER ....?

     THE YACKTMAN FUND HAS HAD A FIVE-YEAR AVERAGE ANNUAL RETURN OF OVER 14%, ACHIEVED WITH A CONSERVATIVE PORTFOLIO OF GROWING COMPANIES. None of the Carlson / Maliszewski Directors have any meaningful experience managing money for investors, and, in my opinion, their recent actions highlight this fact.

     WHILE YACKTMAN HAS IDENTIFIED AND ADAPTED TO CHANGED MARKET CONDITIONS, the Carlson/ Maliszewski Directors have attempted to shackle your Funds to the fully-valued stocks of large companies.

     WHILE YACKTMAN ADHERES TO A TEN-YEAR INVESTMENT HORIZON WITH A STRATEGY THAT LEADS INVESTORS TO UNDERVALUED COMPANIES, the Carlson/Maliszewski Directors urge that we follow the herd to stocks that already are over-bought.

     WHILE WE'VE BEEN GROWING A TEAM OF DISCIPLINED ANALYSTS, STEEPED IN OUR OWN INVESTMENT STRATEGY AND STYLE, the Carlson/Maliszewski Directors have been disparaging the hard work of these professionals, compromising Yacktman's ability to recruit and retain qualified personnel.

     AND WHILE I'VE BEEN INCREASING MY PERSONAL INVESTMENT IN THE FUNDS, the Carlson/ Maliszewski Directors collectively have significantly reduced their investment in the Funds.

     I TRUST THAT YOU'LL AGREE, IT'S TIME TO REMOVE AND REPLACE THE CARLSON/ MALISZEWSKI DIRECTORS WITH NEW INDEPENDENT DIRECTORS RECOMMENDED TO YOU BY YACKTMAN.

                        VOTE THE BLUE PROXY CARD TODAY.

     WITH YOUR SUPPORT ON THE BLUE PROXY CARD, we are looking forward to the vote at the Special Meeting on November 24. Until then, we shall keep you informed.

                                          Sincerely,
                                          DONALD A. YACKTMAN

                                          Donald A. Yacktman
                                          President
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                            [YACKTMAN LETTERHEAD]

                                                                October 28, 1998

                 DO THE FUNDS HAVE ANY "INDEPENDENT DIRECTORS"?

     Judging by their correspondence with you, the Carlson/Maliszewski Directors would have you believe this proxy contest is about the importance of having "independent directors" continuously looking out for your best interests, just like "watchdogs" -- at the Funds' expense. Within reason, that's okay with us, but WE DON'T THINK THERE ARE ANY "INDEPENDENT DIRECTORS" AT THE FUNDS TODAY. Consider the following and decide for yourself.

              ARE THE CARLSON/MALISZEWSKI DIRECTORS "INDEPENDENT"?

     In June of this year, Jon Carlson was fired from his marketing post at Yacktman. He wasn't happy about our decision and, in our opinion, he's been using his directorship at the Funds to seek revenge on Yacktman, at your expense. UNDER THE CIRCUMSTANCES, DO YOU THINK JON CARLSON IS "INDEPENDENT?"

     Last year, Stanislaw Maliszewski sought a marketing job at Yacktman, with a generous compensation package. We turned him down. He wasn't happy with our decision. UNDER THE CIRCUMSTANCES, DO YOU THINK MR. MALISZEWSKI IS "INDEPENDENT?"

     After Jon Carlson was fired from his marketing post at Yacktman, Don Yacktman proposed that Mr. Carlson be dismissed from his position as an officer of the Funds. Thomas Hanson, a friend of Jon Carlson's, responded to Don Yacktman's proposal by stating that he would prefer to postpone action on Carlson's dismissal by the Funds until after Mr. Carlson finished negotiating his severance package with Yacktman. It is apparent to us that Mr. Hanson did not want to undermine Mr. Carlson's negotiating position with Yacktman. UNDER THE CIRCUMSTANCES, DO YOU THINK MR. HANSON IS "INDEPENDENT?"

     Mr. Upton is the uncle of Mr. Carlson's wife. UNDER THE CIRCUMSTANCES, DO YOU THINK MR. UPTON IS "INDEPENDENT?"

                   DO THEY ACT LIKE "INDEPENDENT DIRECTORS"?

     When Don Yacktman called for a special stockholders' meeting to provide stockholders the opportunity to elect new directors, the Carlson/Maliszewski Directors fired him from his post as president and Ron Ball from his post as secretary of the Funds, replacing both with Jon Carlson, who immediately tried to rescind the call of the Special Meeting, thereby attempting to deprive stockholders of the chance to vote on his directorship. IN A RECENT PRESS INTERVIEW, MR. CARLSON ADMITTED THAT HIS ACTION WAS A "PREEMPTIVE STRIKE" TO BUY MORE TIME FOR THE CARLSON/MALISZEWSKI DIRECTORS.

     WE SUED AND, FORTUNATELY, A MARYLAND COURT AGREED WITH OUR POSITION, ORDERING THE SPECIAL MEETING TO PROCEED AS SCHEDULED AND THE CARLSON/MALISZEWSKI DIRECTORS TO REFRAIN FROM TAKING ANY FURTHER ACTIONS TO IMPEDE THE MEETING. However, even today, the proxy statement of the Carlson/Maliszewski Directors reveals that they still hope to have the Special Meeting canceled. We wouldn't call these anti-stockholder initiatives the acts of "independent directors" and stockholder "watchdogs."

                                                          -- SEE REVERSE SIDE --

     YOU SHOULD KNOW THAT, WHEN JON CARLSON WAS FIRED BY YACKTMAN, HE RETURNED TO OUR OFFICES THE NEXT DAY AND CREATED SUCH A DISTURBANCE THAT HE HAD TO BE ESCORTED AWAY BY THE CHICAGO POLICE. Under the circumstances, we don't think he's an appropriate choice for the posts of president, treasurer and secretary of your Funds. However, those are the posts Jon Carlson holds today by action of the Carlson/Maliszewski Directors -- our self-proclaimed "watchdogs."

     As previously noted, while Don Yacktman has purchased more shares, collectively, the Carlson/Maliszewski Directors have sold a significant portion of the shares they once owned. ASK YOURSELF, ARE SIGNIFICANT STOCK REDEMPTIONS THE ACT OF A GOOD "WATCHDOG"?

                   NO ONE IS WATCHING THE FUNDS' "WATCHDOGS"!

     After firing Don Yacktman from his post as president of your Funds, the Carlson/ Maliszewski Directors -- our "independent directors" -- hired three new law firms to represent the Funds and the Carlson/Maliszewski Directors at the Funds' expense. Much of this expense arises from the Carlson/Maliszewski Directors' continuing efforts to block stockholder adoption of Yacktman's proposals. Moreover, with legal fees growing in direct correlation to the continuation of this contest -- all at stockholder expense -- we believe the Funds' new lawyers have a pecuniary interest in fostering the conflicts which already exist between Yacktman and the Carlson/Maliszewski Directors.

     YACKTMAN IS PAYING THE ENTIRE COST OF ITS SOLICITATION OF YOUR PROXY. However, the proxy solicitation costs of the Carlson/Maliszewski Directors, including the rich legal fees of their attorneys, will be paid by the Funds!

     Even today, the Carlson/Maliszewski Directors and their highly-paid advisors may be incurring added expenses in costly research of the Funds' records, hoping to find evidence that could support new or old -- or, in our opinion, almost any -- allegations of wrongdoing by Yacktman or Don Yacktman, in yet another ill-conceived attempt to justify their actions. If it wasn't so upsetting to see the Funds' monies wasted, we'd think it was just plain silly.

     UNFORTUNATELY, NO ONE CAN STOP THIS FROM HAPPENING, UNTIL THE CARLSON/MALISZEWSKI DIRECTORS ARE REMOVED AND REPLACED BY THE INDEPENDENT DIRECTORS WE HAVE PROPOSED FOR ELECTION TO YOU. Until then, we remain concerned that no one is watching the Carlson/ Maliszewski Directors -- our self-proclaimed "watchdogs."

        THE CARLSON/MALISZEWSKI DIRECTORS SHOULD BE REMOVED FROM OFFICE.

     For these reasons, among others, Yacktman is seeking your support to remove the Carlson/Maliszewski Directors from office, to reduce the size of the Funds' board of directors to five seats from six seats, and to elect three new independent directors recommended by Yacktman to serve on the Funds' board of directors, along with Ron Ball and Don Yacktman.

     IF YOU WANT TO REPLACE THE CARLSON/MALISZEWSKI DIRECTORS WITH THE INDEPENDENT DIRECTORS RECOMMENDED BY YACKTMAN, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED BLUE PROXY CARD TODAY, USING THE POSTAGE-PAID ENVELOPE PROVIDED, AND NEVER SIGN OR RETURN A WHITE PROXY CARD. You should know that a failure to vote will have the same effect as a vote against adoption of Yacktman's proposals. THEREFORE, WE ARE URGING YOU TO VOTE THE BLUE PROXY CARD TODAY.

                                                   YACKTMAN ASSET MANAGEMENT CO.